SECURITIES AND EXCHANGE COMMISSION
    Washington, D.C.  20549




           FORM 8-K




          CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
   SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported): September 13, 2000



	      e-automate Corporation
(Exact name of registrant as specified in this Charter)



                  Delaware                              33-0601502
(State or other jurisdiction of incorporation)    (Commission File Number)


(IRS Employer Identification No.)


71 North 490 West, American Fork, Utah                     84003
(Address of principal executive offices)                 (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 492-1705





ITEM 2.  Acquisition or Disposition of Assets.

On September 13, 2000, e-automate Corporation, a Delaware Corporation, acquired certain assets of Core Software, Inc., a Texas corporation under an Asset Purchase and Sale Agreement. Core Software is the developer and marketer of a competitive software package called Fastrak. The purchase included all of the software, documentation, source code, copyrights, patents and trademarks, and all contracts in force and effect associated with the Fastrak product and business. FasTrak's current system is deployed at more than 200 small businesses across the United States, with a few international installations. The acquisition brings e-automate's total client base to more than 300 sites, with over 2,500 user licenses. The purchase price of these assets was $200,000 in cash and 40,000 shares of restricted common stock of e-automate.


ITEM 7.  Financial Statements and Exhibits.

(1) Financial Statements.
See Exhibit Index, Exhibit ___

(2) Pro forma financial information
See Exhibit Index, Exhibit ___

(3) Exhibits. The following exhibits are incorporated herein by this reference:

Exhibit No.	Description of Exhibit

2. Plan of acquisition, reorganization, arrangement, liquidation, or succession

2.1	Series A Preferred Stock Purchase Agreement, dated August 1, 2000, by and between ActiveViews, Inc. a Delaware corporation and the Series A Investors, Eric Meyers and Aaron Meyers.*
2.2	Reorganization Agreement, dated August 1, 2000, between and among
        e-automate Corporation, a Delaware corporation, ActiveViews Acquisition Corporation, a Utah corporation, Eric Meyers, an individual, and Aaron Meyers, an individual, e-automate, AAC,
        Aaron Meyers and Eric Meyers collectively referred to as the " Parties" and Aaron Meyers and Eric Meyers collectively referred to as the "Shareholders."*
2.3	Joint Formation Agreement, dated August 1, 2000, between and among
        e-automate Corporation, a Delaware corporation, and Eric Meyers, an individual, and Aaron Meyers, an individual.*
2.4 e-automate Stock Purchase Agreement, by and between ActiveViews, Inc. a Delaware corporation and e-automate Corporation, a Delaware corporation.*

3.      Certificate of Incorporation and Bylaws

3.1  	Articles of Incorporation.(1)
3.2  	Bylaws(1)
3.3 	Amendment to Certificate of Incorporation changing name to Aureus
        Corporation.
3.4 	Amendment to Certificate of Incorporation changing name to
      	e-automate Corporation.(3)
3.5  	Articles of Incorporation of ActiveViews Acquisition Corporation,
        dated August 1, 2000.*
3.6  	Bylaws of ActiveViews Acquisition Corporation.*

   4.   Instruments Defining Rights of Security Holders

4.1 	Certificate of Designation creating Series 2000-A Convertible
        Preferred Stock, dated as of June 19, 2000. (4)
4.2	Warrant Certificate for Series 2000-A Warrants, dated as of
        June 19, 2000. (4)
4.3	Certificate of Designation creating Series B Convertible Preferred
        Stock, dated as of June 19, 2000. dated as of June 19, 2000. dated as of June 19, 2000. (4)
4.4	Warrant Certificate for Series 2000-B Warrants, dated as of
        June 19, 2000. (4)

   10.  Material Contracts


10.1 	1992 Stock Option Plan(1)
10.2	Stock Option Agreement with Jehu Hand(1)
10.3	Stock Option Agreement with Eric Anderson(1)
10.4	Stock Option Agreement with Jehu Hand(2)
10.5	1999 Stock Incentive Plan(3)
10.6	Stock Purchase Agreement with Richard Stout, James A. Phillips and Alan Fine, dated as of June 19, 2000. (4)
10.7	Loan Agreement with Inside Out Development, LLC. (4)
10.8	Securities Purchase Agreement with James K. Phillips, dated as of
        June 19, 2000. (4)
10.9	Securities Purchase Agreement with Alan Fine, dated as of
        June 19, 2000.  (4)
10.10	Securities Purchase Agreement with Lee Monson, dated as of
        June 19, 2000. (4)
10.11   Purchase Agreement between Registrant and Aspen Capital
        Resources, LLC, dated as of June 19, 2000. (4)
10.12   Asset Purchase and Sale Agreement, dated as of September 13, 2000

_____________________________

(1) Incorporated by reference to the same numbered exhibits as filed with the Company's registration statement on Form 10-SB, File No. 0-24380.
(2) Incorporated by reference by the Company's 1996 Annual Report on Form
    10-KSB.
(3) Incorporated by reference to the Company's quarterly report on Form 10-QSB, filed December 2, 1999.
(4) Incorporated by reference to the Company's 2000 Annual Report filed on Form 10-KSB, dated June 30, 2000.
_____________________________
*    Filed herewith.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e-automate, corp.
(Registrant)



Date: September 27, 2000           By:\s\ Greg L. Popp
                                          Chief Financial Officer







EXHIBIT 10.12


ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT is entered into as of September 13, 2000, by and between Core Software, Inc., a Texas corporation (the "Seller") and e-Automate Corporation ("Purchaser"), a Delaware corporation,

WITNESETH:

WHEREAS, Seller, owns and operates a line of business to develop, distribute, and support its FasTrak software product line (the "Business") from its office facility located at Houston, Texas (the "Facility");

WHEREAS, Purchaser is an established software development and distribution company; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, Seller desires to sell to Purchaser (or its assignee), and Purchaser desires to purchase from Seller, substantially all of the Seller's assets that are used in conduct of the Business.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Purchase Sale and Assumption

1.1. Agreement to Purchase and Sell the Business
On the terms and subject to the conditions set forth herein, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and acquire from Seller, at the Closing (as defined herein), all right, title and interest of Seller in and to the following assets, properties and rights as they shall exist on the Closing Date (as defined herein):

1.1.1. All of the software, documentation, and work-in-progress, whether located at the Facility or elsewhere, that is listed on Schedule 1.1.1, as such exists on the date of this Agreement, and all additions thereto made by Seller in the ordinary course of business prior to the Closing Date (collectively the "Personal Property");

1.1.2. The source code, inventions, copyrights, patents, trademarks, tradenames and applications, any related trademarks or logos and applications, including any rights to the ownership and use of the name FasTrak, trade secrets, proprietary know-how and use and application know-how, development and engineering notebooks and materials, technology, technical information, design specifications and standards, practices and promotional literature, goodwill and other intellectual property and rights, in each case used by Seller in connection with the Business, including, without limitation, such intellectual property as is listed on Schedule 1.1.2 (collectively, the "Intellectual Property");

1.1.3. The contracts in force and effect (including receivables related thereto), agreements and purchase and sale orders of Seller related to the Business, including without limitation, all of the contracts, leases, agreements and orders identified in Schedule 1.1.3 (collectively, the "Contracts");

1.1.4. All business-related computer applications (including FasTrak), development applications, and software tools used at the Facility in connection with the Business, including, without limitation, those identified in Schedule 1.1.4; provided, however, Seller shall retain a non-exclusive license to use such applications and programs which are currently used by Seller other than in connection with the Business, but that Seller shall not be permitted to sub-license or assign such license;

1.1.5. All books, documents and records of Seller pertaining to the Business, wherever located, including, without limitation, accounting, credit, and customer lists; provided, however, Seller may retain copies of such materials to the extent necessary for Seller to fulfill its obligations under this Agreement or under other laws, regulations or understandings by which it is bound. All such assets, properties and rights, are referred to herein as the "Assets".

1.2. Liabilities
Purchaser shall have no liability whatsoever for any liabilities of Seller, other than liabilities arising out of the Contracts, arising before the Closing Date, including, without limitation, (i) any claim, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Seller, or alleged to have been made by the Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any product developed, manufactured, licensed, shipped, or installed by or on behalf of the Seller or for any service performed by or on behalf of the Seller, and any claim seeking recovery for property damage, consequential damages, loss, lost revenue or income, or personal injury or (ii) any liability or obligation in respect of any federal, state or local income or other tax payable with respect to the Business or the Assets for any period prior to the Closing Date. Notwithstanding the foregoing, Purchaser and Seller agree that as of the Closing Date, Purchaser shall assume responsibility for ongoing software maintenance, customer support and similar obligations with respect to the Business as required under the Contracts.

Notwithstanding the foregoing, Purchaser and Seller agree that as of the Closing Date, Purchaser shall assume and hold Seller harmless from, all responsibility and liability with respect to or arising from the Contracts, including but not limited to ongoing software maintenance, customer support, claims, and similar obligations with respect to the Business as required under the Contracts.

2. Purchase Price and Closing

2.1. Purchase Price
As the purchase price for the Business, Purchaser shall pay to seller $200,000 and Purchaser shall transfer to Seller 40,000 shares of Common Stock of Purchaser (the "Purchase Price") payable as set forth in Section 2.2, below.

2.2. Payment of Purchase Price
On Closing, Purchaser shall tender to Seller $200,000 by check and, within five (5) business days after the Closing Date, Purchaser shall deliver share certificates, properly endorsed to Seller, representing 40,000 shares of Seller's common stock.

2.3. The Closing
Subject to the terms and conditions set forth herein, the closing of the purchase and sale of the Assets and the Business (the "Closing") shall take place at Seller's Houston, Texas location as soon as practicable after the conditions set forth in Articles 3 through 5 have been satisfied or waived, or at such other time and place as the parties hereto may agree (The time of the closing being hereinafter called the "Closing Date".) All transactions contemplated at the Closing shall be deemed to be effective (the "Effective Time") as of midnight on the day preceding the Closing Date (the Closing Date being deemed to commence at 12:01 a.m.), and events taking place, and periods ending after the Effective Time shall be deemed to have taken place, or ended, after the Closing Date.

2.4. Items to be Delivered at Closing
At the Closing, and subject to the terms and conditions herein contained:

2.4.1. The Seller will deliver to the Purchaser the following:

(a) Such full covenant and general warranty deeds, bills of sale, covenants of warranty, assignments, endorsements, consents and other good and sufficient instruments and documents of conveyance and transfer in a form satisfactory to the Purchaser and its counsel, as shall be necessary and effective to convey, transfer and assign to, and vest in, the Purchaser all of the Seller's right, title and interest in and to the Assets;

(b) All of the agreements, contracts, commitments, leases, plans, bids, quotations, proposals, licenses, permits, authorizations, instruments, computer programs and software, manuals and guidebooks, price books and price lists, customer lists, supplier lists, sales records, files, correspondence, and other documents, books, records, papers, files and data belonging to the Seller which are part of the Assets or relate to the Business; provided, however, that Seller may retain copies of such materials to the extent necessary for Seller to fulfill its obligations under this Agreement or under other agreements, laws, regulations or understandings by which it is bound.

Upon Purchaser's request, Seller will, within a reasonable time after the Closing Date, deliver the following documents:

(c) A copy of Seller's Certificate of Incorporation and all amendments thereto as in effect on the Closing Date and of Seller's By-laws as amended to the Closing Date.

(d) A copy of all of the resolutions adopted by the Seller's board of directors and, if necessary, stockholders relating to the transactions contemplated by this Agreement, effective as of the Closing Date, and certified to be complete and correct by the Secretary or an Assistant Secretary of the Seller; and

2.4.2. The Purchaser will deliver to the Seller the following:

(a) A check payable to the order of the Seller as specified in Section 2.2, above.

(b) Share certificates, properly endorsed to Seller, representing 40,000 shares of Seller's common stock (to be delivered within five (5) business days after the Closing Date as specified in Section 2.2, above).

Upon Seller's request, Purchaser will, within a reasonable time after the Closing Date, deliver the following documents:

(c) A certified copy of Purchaser's Certificate of Incorporation and all amendments thereto as in effect on the Closing Date and of Purchaser's By-laws as amended to the Closing Date;

(d) A copy of all of the resolutions adopted by the Purchaser's board of directors and shareholders relating to the transactions contemplated by this Agreement, effective as of the Closing Date, and certified to be complete and correct by the Secretary or an Assistant Secretary of the Purchaser.

2.4.3. Simultaneously with such deliveries, all such steps will be taken as may be required to put the Purchaser in actual possession and operating control of the Business and the Assets.

2.5. Further Assurances
The Seller, from time to time after the Closing, at the Purchaser's request, will execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the Purchaser may require in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of any of the Assets, or to better enable the Purchaser to complete, perform or discharge any of the liabilities or obligations assumed by the Purchaser at the Closing.

3. Representations and Warranties of the Seller

The Seller hereby represents and warrants to the Purchaser as follows:

3.1. Corporate Existence
Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has all requisite power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations);

3.2. Title to Assets
Seller has good, valid and marketable title to all of the Assets, real, personal and mixed, including all of the properties and assets used by the Business as of the Shutdown Date and those acquired since the Shutdown Date (except in each case for Assets sold or otherwise disposed of since the Shutdown Date in the ordinary course of business consistent with past practice), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except liens for current taxes not yet due and payable. To Seller's knowledge and belief, all leases, licenses, permits and authorizations in any manner related to the Assets or the Business and all other instruments, documents and agreements pursuant to which Seller has obtained the right to use any real or personal property in connection with the Business are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such instruments, documents or agreements any existing default or event which with notice or lapse of time, or both, would constitute a default and in respect of which Seller has not taken adequate steps to prevent a default from occurring.

3.3. Tax and Other Returns and Reports
To Seller's knowledge and belief (a) all federal, state and local tax returns, reports and statements (including all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax under laws of the United States or any state or municipal or political subdivision thereof) required to be filed by Seller in connection with the Business (the "Tax Returns") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all such returns, reports and statements properly reflect the tax liabilities of Seller in relation to the Business for the periods, properties or events covered thereby; (b) all federal, state and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, including those enumerated above in respect of the Tax Returns, which are called for by the Tax Returns, or claimed to be due by any taxing authority from Seller, or upon or measured by Seller's properties, assets or income (the "Taxes"), have been properly accrued or paid; ( c) Seller has not received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against Seller or any of its assets or properties; (d) there are no tax liens (other than any lien for current taxes not yet due and payable) on any of the Assets; (f) Seller has no knowledge of any basis for any additional assessment of any Taxes in relation to the Business; and (e) Seller has made all deposits required by law to be made with respect to employees' withholding taxes.

3.4. Books of Account
To Seller's knowledge and belief, the books of account of Seller related to the Business reflect all of its items of income and expense, and all of its assets, liabilities and accruals required to be reflected therein.

3.5. Litigation
No litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to Seller's knowledge and belief, threatened against Seller (in connection with the Business), the Assets, the Business, or the transactions contemplated by this Agreement, and to Seller's knowledge and belief, there is not any basis for any such litigation, arbitration, investigation or proceeding. To Seller's knowledge and belief, Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

3.6. Compliance with Law
To Seller's knowledge and belief, Seller, in connection with the Business, has complied with each, and is not in violation of any law, ordinance, or governmental rule or regulation to which it, the Business, or the Assets is subject. To Seller's knowledge and belief, neither Seller nor any officer, employee or agent of, nor any consultant to, Seller in connection with the Business has unlawfully offered, paid, or agreed to pay, directly or indirectly, any money or anything of value to, or for the benefit of, any individual who is or was a candidate for public office, or an official or employee of any governmental or regulatory body or authority or an officer or employee of any client, customer or supplier of Seller. To Seller's knowledge and belief, Seller has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Seller.

3.7. Validity of Contemplated Transactions
To Seller's knowledge and belief, the execution and delivery of this Agreement by the Seller do not, and the performance of this Agreement by Seller will not, violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which Seller, the Business or the Assets is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, the Business or the Assets, (c) the Certificate of Incorporation or By-Laws of Seller or any securities issued by Seller (but such representation is not limited by Seller's knowledge and belief), or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, to which Seller is a party, by which Seller may have rights or by which any of the assets or properties of Seller may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder.

3.8. Restrictions
To Seller's knowledge and belief, Seller is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as Seller can now reasonably foresee, may in the future materially adversely affect or materially restrict, the prospects or condition (financial or otherwise) of the Business or the Assets.

3.9. Other Contracts and Commitments
To Seller's knowledge and belief, except as listed and described on Schedule 3.9, Seller, in relation to the Business, is not a party to any written or oral:

3.9.1. Agreement, contract or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any person, including any consultant;

3.9.2. Agreement, contract, commitment or arrangement with any labor union or other representative of employees;

3.9.3. Representative or sales agency agreement, contract or commitment;

3.9.4. Agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person, nor was any officer or employee of the Business subject to any such agreement, contract or commitment as of the Shutdown Date nor is any officer or employee of the Business subject to any such agreement, contract or commitment;

3.9.5. License, franchise, distributorship or other agreement, including those which relate in whole or in part to any patent, trademark, or copyright or to any ideas, technical assistance or other know-how of or used by the Business; or

3.9.6. Material agreement or contract not made in the ordinary course of business.

To Seller's knowledge and belief, except as may be disclosed on Schedule 3.13, each of the agreements, contracts, commitments, leases and other instruments, documents and undertakings listed on Schedule 3.13 is valid and enforceable in accordance with is terms, the parties thereto are in compliance with the provisions thereof, no party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder, furthermore, except as may be disclosed on Schedule 3.13, no such agreement, contract, commitment, lease or other instrument, document or undertaking, in the reasonable opinion of the Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or any other thereto will be unable to comply.

3.10. No Third Party Options
There are no existing agreements, options, commitments or rights with, to or in any person to acquire the Business, any of the Assets or any interest therein, except for this Agreement and those contracts entered into in the normal course of business consistent with past practice for the sale of Seller's products and services.

3.11. Full Disclosure
To Seller's knowledge and belief, no representation or warranty by Seller in this Agreement or in any document delivered or to be delivered by Seller pursuant hereto, and no statement, list, certificate or instrument furnished or to be furnished to the Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not misleading.

3.12. Broker
All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by the Seller directly with the Purchaser and their respective counsel without the intervention of any person acting on behalf of the Seller in such a manner as to give rise to any valid claim against the Purchaser for a brokerage commission, finder's fee or other like payment.

4. Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Seller as follows:

4.1. Corporate Existence
The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2. Corporate Power and Authorization
The Purchaser has the corporate power to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

4.3. Validity of Contemplated Transactions
The execution and delivery of this Agreement by the Purchaser does not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (a) any existing law, ordinance, or governmental rule or regulation to which the Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Purchaser, (c) the charter documents or By-Laws of the Purchaser, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which the Purchaser is a party or by which the Purchaser is bound.

4.4. Broker
Except for its counsel, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by the Purchaser directly with the Seller without the intervention of any person acting on behalf of the Purchaser in such a manner as to give rise to any valid claim against the Seller for a brokerage commission, finder's fee or other like payment.

5. Additional Covenants of the Parties

5.1. Interference with the Business
After the Closing, Seller and each of its employees and affiliates shall not take any action or engage in any practice which disparages Purchaser, its products or its employees and which would impair the relationships of the Purchaser with any customers, employees, suppliers or other persons having any business dealings with the Purchaser.

5.2. General
Seller shall be responsible for any and all wages, vacations, holidays, union dues, bereavement pay, jury duty pay, disability income, supplemental unemployment benefits, personal or sick leave pay, payroll expenses and, other benefits under any of the Seller's employee benefit plans, arising out of the employment of employees ("Employees") by Seller which are earned prior to the Closing Date (regardless of when such amounts are payable). The parties agree that after the Closing Date, Purchaser may make offers of employment to one or more employees of Seller whose primary responsibilities were in connection with the Business. Any such offers shall be the subject of separate agreements between Purchaser and such employees and shall not be subject to or affected by any terms and conditions of this Agreement.

5.3. Use of Name
Purchaser shall discontinue the use of, and shall delete or otherwise strike or remove from the Assets, Seller's name within a reasonable time following the Closing, not to exceed sixty (60) days.

5.4. Misdirected payments
The parties agree that any payments received by either of them that are identified to invoices of the other or otherwise due the other shall promptly be remitted to the other. Unless some other allocation or distribution of payment is apparent on the face of the remittance, all payments shall be applied on a first-in, first-out basis, thus being applied first to accounts receivable generated on or after the Closing Date. Purchaser and Seller shall exchange information concerning billings and payments at such intervals and for such period of time as shall be necessary to facilitate the administration of this agreement as to collection of accounts receivable.

6. Miscellaneous Provisions

6.1. Entire Agreement; Amendment; Assignment
This Agreement and the exhibits and schedules appended hereto embody and constitute the entire understanding between the parties with respect to the transactions contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument

6.2. Notices
All notices, demands, requests, or other communications which may be or are required to be given, served or sent by either party to the other party pursuant to this Agreement, shall be in writing and shall be hand delivered, sent by guaranteed overnight parcel express service or mailed by registered or certified mail, return receipt requested, postage prepaid, or transmitted by or telecopy (with a confirming copy sent by another permitted means), addressed as follows:

6.2.1. If to Seller:
Core Software, Inc.
26303 Oak Ridge Dr.
Spring, Texas 77380
Attention:  CEO
Telefax:  281-298-1492

6.2.2. If to Purchaser:

e-automate Corporation
831 East 340 South
American Fork, Utah 84003
Attention:  President
Telefax: 801-492-1704

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed or telefaxed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or, with respect to a telefax, the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

6.3. Governing Law; Dispute Resolution
This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to the conflicts of laws provisions thereof. The parties agree and contract herein that any claim arising our of or related to this Agreement shall after attempted resolution through mediation, be subject to arbitration.

6.4. Captions
The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

6.5. Benefit
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.6. Construction
As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

6.7. Waiver
Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, or privileges hereunder.

6.8. Non-Business Days
If any obligation of a party hereto falls due on a Saturday, Sunday or legal holiday recognized by the United States Government or the State of Texas, then such obligation shall automatically be postponed until the next day which is not a Saturday, Sunday or legal holiday.

6.9. Cost and Expenses
Except for costs and expenses specifically assumed by a party under this Agreement, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder.

6.10. Seller Indemnity
To the extent not otherwise provided herein, Seller agrees to defend, indemnify and hold harmless Purchaser from and against:

6.10.1. All debts, liabilities and obligations arising out of or in any way relating to the operation of the Business accruing prior to the Closing Date or from events occurring prior to the Closing with respect to the ownership, management, and operation of the Business. Notwithstanding the foregoing, Purchaser and Seller agree that as of the Closing Date, Purchaser shall assume responsibility for all liability, ongoing software maintenance, customer support, claims, and similar obligations with respect to the Business as required under or arising from the Contracts;

6.10.2. Any actual loss, liability or damage suffered or incurred by Purchaser because any representation or warranty contained in this Agreement, or in any document furnished to Purchaser by Seller in connection with the Closing hereunder, shall be false or misleading in any material respect; and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this provision.

6.10.3. All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Purchaser in connection with any suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this provision.

6.11. Purchaser Indemnity
To the extent not otherwise provided herein or not inconsistent with any other provision hereof, Purchaser agrees to defend, indemnify and hold Seller harmless from and against:

6.11.1. All debts, liabilities and obligations arising out of or in any way relating to the operation of the Business accruing subsequent to the Closing Date or from events occurring subsequent to the Closing with respect to the ownership, management, operation, of the Business, including specifically all liability, ongoing software maintenance, customer support, claims, and similar obligations with respect to the Business as required under or arising from the Contracts;

6.11.2. Any actual loss, liability, or damage suffered or incurred by Seller because of any representation or warranty contained in this Agreement, or in any document furnished to Seller by Purchaser in connection with the Closing hereunder, shall be false or misleading in any material respect; and

6.11.3. All reasonable costs and expenses (including reasonable attorneys' fees) incurred by Seller in connection with any suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this provision.

6.12. Survival of Representations
Each of the representations and warranties made herein shall survive the Closing, and for a period of one (1) year thereafter. Any action to be brought for breach of any representation or warranty shall be brought only during the period in which it has survived.

6.13. Counterparts
To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

6.14. Exhibits and Schedules
Each Exhibit and Schedule hereto is incorporated by reference and made a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER
Core Software, Inc.



By: __/S/ Sandy Mathieu_______
Name:	Sandy Mathieu
Title: 	CEO


PURCHASER:
e-automate Corporation



By: __/S/ Greg L. Popp ________
Name:   Greg L. Popp
Title:	Chief Financial Office



Schedule 1.1.1
Software, Documentation, & Work-In-Progress


Source Safe Data Files and other relevant source for Fas Trak
Runtime Program of Fas Trak
Copy of Beta for 2/00
Copy of Manuals



Schedule 1.1.2
Intellectual Property


Trademark Name rights to Fas Trak
All copyright in Fas Trak

Schedule 1.1.3
Contracts

Support Policies Letter
Customer Letter dated August 15, 2000


Schedule 1.1.4
Computer Applications


Development Tools relating to Fas Trak as currently constituted
See also Schedule 1.1.1


Schedule 3.9
Other Contracts and Commitments


None